Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      REGISTERED                                            REGISTERED

                   Consolidated Edison Company of New York, Inc.
                       7.35% Public Income NotES due 2039
                        (7.35% DEBENTURES, SERIES 1999 A)

      INTEREST RATE           MATURITY DATE           CUSIP
      7.35% per annum         July 1, 2039                 209111 83 0


REGISTERED HOLDER: [Cede & Co.]

PRINCIPAL SUM: [TWO HUNDRED SEVENTY FIVE MILLION DOLLARS ($275,000,000)]

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a New York corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered holder named above or registered assigns, on the maturity date stated above, unless redeemed prior thereto as hereinafter provided, the principal sum stated above and to pay interest thereon from June 30, 1999, or from the most recent interest payment date to which interest has been duly paid or provided for, initially on October 1, 1999 and thereafter quarterly on January 1, April 1, July 1 and October 1 of each year, at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for. The interest so payable on any interest payment date will be paid to the person in whose name this Debenture is registered at the close of business on the fifteenth day of the month preceding the interest payment date, except as otherwise provided in the Indenture.

      The principal of this Debenture, when due and payable, shall, upon presentation and surrender hereof, be paid at the principal office of the Company. The interest on this Debenture, when due and payable, shall be paid at the principal office of the Company, or at the option of the Company, by check mailed to the address of the registered holder hereof or registered assigns as such address shall appear in the Security Register. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      This Debenture is one of a duly authorized series of an issue of unsecured debt securities of the Company designated as its 7.35% Public Income NotES (7.35% Debentures, Series 1999 A) due 2039 (hereinafter called the "Debentures"), issued and to be issued under an Indenture dated as of December 1, 1990 between the Company and The Chase Manhattan Bank, Trustee (hereinafter called the "Trustee", which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of March 6, 1996, between the Company and the Trustee (hereinafter called the "Indenture"). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the holders of the Debentures, and the terms on which the Debentures are, and are to be, authenticated and delivered.

     The interest payable on any interest payment date shall computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full quarterly interest period, will be computed on the basis of the actual number of days elapsed in such 90-day quarterly interest period. If any interest payment date falls on a Sunday or legal holiday or a day on which banking institutions in the City of New York are authorized by law to close, then payment of interest may be made on the next succeeding business day.

      The Company may redeem the Debentures, in whole or in part, at any time on or after July 1, 2004 at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed together with unpaid accrued interest thereon to the date fixed for redemption.

      If this Debenture or any portion hereof is called for redemption, interest shall cease to accrue on this Debenture or such portion hereof on the date fixed for redemption.

      If an Event of Default (as defined in the Indenture) shall have occurred and be continuing, with respect to the Debentures, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with such effect and subject to the conditions provided in the Indenture. Any such declaration may be rescinded by holders of a majority in principal amount of the outstanding Debentures if all Events of Default with respect to the Debentures (other than the non-payment of principal of the Debentures which shall have become due by such declaration) shall have been remedied.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to the Indenture or to any supplemental indenture with respect to the Debentures, or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal thereof, or interest thereon, payable in any coin or currency other than that in the Debentures provided, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid principal amount of Debentures, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all Debentures then outstanding.

      The Debentures are issuable as registered Debentures only, in the denomination of $25 and any integral multiples thereof approved by the Company, such approval to be evidenced by the execution thereof.

      This Debenture is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Debenture. Upon any registration of transfer, a new registered Debenture or Debentures, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

      The Company, the Trustee, any paying agent and any Security registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Security registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Trustees, as such, of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

      All terms used in this Debenture which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

      This Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

      IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by the manual or facsimile signatures of a Vice President and the Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.


            CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By

                                    Vice President and Treasurer

By

                                    Executive Vice President and Chief Financial
                                    Officer

SEAL


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein issued under the Indenture described herein.

                                    THE CHASE MANHATTAN BANK,
                                     as Trustee


By

                                    Authorized Officer